LOCK-UP AGREEMENT

____________________, 2011

Name

Address

City, Province, Postal Code

Telecopier

Dear Sirs/Mesdames:

Re:     Lock-Up Agreement

Manas Petroleum Corporation ("Manas" or the "Corporation") and Raymond James Ltd. (the "Agent") understand that you are the beneficial owner, directly and indirectly, of the number of shares of common stock of the Corporation (the "Common Shares"), including any Common Shares issuable upon exercise of options or warrants to purchase Common Shares, as applicable, indicated on the signature page hereof.

1.                The Offering

Manas proposes to conduct an offering of Common Shares (the "Offering") by way of a long form prospectus (the "Canadian Prospectus") in each of the Provinces of Canada other than Quebec (the "Canadian Selling Jurisdictions") and by way of a Form S-1 registration statement (the "Registration Statement" and, together with the Canadian Prospectus, the "Prospectus") in the United States of America (the "U.S." and, together with the Canadian Selling Jurisdictions, the "Selling Jurisdictions") for gross proceeds of up to $30,000,000.

2.                The Agency Agreement

Manas will enter into an agency agreement (the "Agency Agreement") respecting the Offering, concurrently with the filing of the final Prospectus with the securities regulators in the Selling Jurisdictions, with the Agent. The Agent will offer the Common Shares distributed under the Prospectus on a "commercially reasonable efforts" basis, in accordance with the conditions contained in the Agency Agreement.

3.                Agreement not to Sell, Assign, Convey or Otherwise Dispose of Common Shares and Other Matters

In consideration of Manas conducting the Offering and of the Agent soliciting subscriptions for the Common Shares distributed under the Prospectus, pursuant to the terms of the Agency Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms hereof, you hereby irrevocably agree:

(i)

not to sell, assign, convey or otherwise dispose of any of the Common Shares beneficially owned, directly or indirectly, by you for a period beginning on the date hereof and ending 120 days after the closing date of the Offering (the "Restricted Period");

(ii)

not to, by action or omission, do anything from the date hereof until and including the completion or termination of this lockup agreement ("Agreement") that would result in the representations and warranties made by you in this Agreement ceasing to be true and correct in all material respects; and

(iii)

to deliver to the registrar and transfer agent of the Corporation (the “Transfer Agent”) an irrevocable direction instructing the Transfer Agent not to transfer, assign, convey or otherwise deal with any of the Common Shares beneficially owned, directly or indirectly, by you for the Restricted Period.

4.                Representations and Warranties of the Shareholder

You hereby represent and warrant to Manas and the Agent, as representations and warranties that will survive completion of the transactions contemplated hereby, that:

(i)

you are duly authorized to execute and deliver this Agreement and, upon execution by Manas and the Agent, this letter is a valid and binding agreement, enforceable against you in accordance with its terms, and the consummation by you of the transaction contemplated hereby will not constitute a violation of or default under, or conflict with, any contract, commitment, agreement, understanding or arrangement of any kind to which you will be a party and by which you will be bound at the time of such consummation; and

(ii)	all of the representations and warranties contained in this paragraph 4 shall be valid and true as if recited and repeated as at the closing date of the Offering.

5.                Representations and Warranties of Manas

Manas hereby represents and warrants to and covenants with you, as representations and warranties that will survive completion of the transactions contemplated hereby, that:

(i)	Manas is duly authorized to execute and deliver this Agreement, the Agency Agreement and the Prospectus;

(ii)

upon acceptance by you of this Agreement and upon execution of the Agency Agreement and the Prospectus by Manas and the Agent, this Agreement will be valid and binding, enforceable against Manas in accordance with its terms and neither the execution of this Agreement, the Agency Agreement and the Prospectus, nor the consummation by Manas of the transactions contemplated hereby and thereby will constitute a violation of or default under, or conflict with, any restriction of any kind or any contract, commitment, agreement, understanding or arrangement to which Manas is a party and by which Manas is bound; and

(iii)	all of the representations and warranties contained in this paragraph 5 shall be valid and true as if recited and repeated as at the closing date of the Offering.

6.                Expenses

You and Manas agree to pay your own respective expenses incurred in connection with this Agreement.

7.                Amendment

Except as expressly set forth herein, this Agreement constitutes the whole of the agreement between the parties and may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the effected party.

8.                Assignment

No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties.

9.                Notice

Any notice, document or other communication required or permitted to be given to the parties under this Agreement shall be in writing and be either hand delivered or telecopied (with a following letter) as follows:

(i)	to you at the address and telecopier listed on the first page of this Agreement;

(ii)	to Manas:

Manas Petroleum Corporation
Bahnhofstrasse 9
6341 Baar, Switzerland
	Attention:	Peter Mark Vogel
	Facsimile:	+41 44 718 1039

(iii)	to the Agent:

Raymond James Ltd.
2500, 707 – 8th Avenue S.W.
Calgary, Alberta T2P 1H5
	Attention:	Sonny Mottahed
	Facsimile:	(403) 509-0532

and shall be deemed to be received by the party to whom such notice is given on the date of delivery or transmission.

10.               Disclosure

You agree to consult with Manas and with the Agent before making any public disclosure or announcement of or pertaining to this Agreement provided this clause shall not apply in the event you are advised by your counsel that certain disclosures or announcements, which the other parties after reasonable notice will not consent to, are required to be made by applicable laws, stock exchange rules or policies of regulatory authorities having jurisdiction.

11.                Successors

This Agreement will be binding upon, enure to the benefit of and be enforceable by Manas, youyou’re your respective successors.

12.                Time of the Essence

Time shall be of the essence of this Agreement.

13.                Applicable Law

This Agreement shall be governed and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable herein and each party irrevocably attorns to the jurisdiction of the courts of Alberta for the resolution of any disputes arising hereunder.

14.                Termination

This Agreement shall be deemed to terminate, and the respective rights and obligations of the parties hereunder shall cease, immediately upon the earliest to occur of: (i) termination of the Agency Agreement in accordance with its terms; and (ii) the end of the Restricted Period.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

This Agreement may be signed in counterparts and by facsimile or portable document format (PDF), each of which shall be deemed an original, and all of which together constitute one and the same instrument.

Yours truly,

MANAS PETROLEUM CORPORATION

Per:

RAYMOND JAMES LTD.

Per:

The foregoing is in accordance with our understanding and is agreed to as of _______________, 2011.

(Number of Common Shares)	(Print Name of Shareholder)

(Signature)

(Official Capacity or Title - if applicable)